EXHIBIT 16.1

                          MICHAEL HOFFER
                    Certified Public Accountant
                4535 West Sahara Avenue, Suite 111
                        Las Vegas, NV 89102




                                   April 10, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

     We have read and agree with the information contained in the section entitled "Change in Accountants" included in InnovaCom's Registration Statement on Form SB-2 filed with the Commission insofar as such comments relate to us.

                                   Yours truly,

                                   /s/ Michel Hoffer

                                   Michael Hoffer